Exhibit (a)(2)
CASH RESERVE FUND, INC.
ARTICLES SUPPLEMENTARY

Cash Reserve Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation and Sections 2-208, 2-208.1 and 2-105(c) of the Maryland General Corporation Law, the Board of Directors has:

(a)           duly designated and classified two hundred million (200,000,000) of the undesignated shares of the capital stock of the Corporation as a new Class of the Corporation’s Prime Series, such Class being designated as the “Managed Shares” class of the Prime Series; and

(b) duly designated and classified the Cash Reserve Prime Class A Shares, the Cash Reserve Prime Class B Shares, the Cash Reserve Prime Class C Shares and the Quality Cash Reserve Prime Shares, each of which is a Class of the Prime Series and all of which are unissued, into undesignated shares of the capital stock of the Corporation.

SECOND:  (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 20,810,000,000 shares of capital stock, with a par value of $0.001 per share, for an aggregate par value of $20,810,000, which shares were designated and classified into the following Series, which Series were subdivided into the following Classes:

Series	Classes	Number of Shares

Prime Series		12,660,000,000

	Cash Reserve Prime Shares	9,000,000,000
	Cash Reserve Prime Institutional Shares	3,200,000,000
	Cash Reserve Prime Class A Shares	50,000,000
	Cash Reserve Prime Class B Shares	50,000,000
	Cash Reserve Prime Class C Shares	10,000,000
	Quality Cash Reserve Prime Shares	350,000,000

Treasury Series		3,550,000,000

	Cash Reserve Treasury Shares	2,300,000,000
	Cash Reserve Treasury Institutional Shares	1,250,000,000

Tax-Free Series		4,250,000,000

	Cash Reserve Tax-Free Shares	3,000,000,000
	Cash Reserve Tax-Free Institutional Shares	1,250,000,000

Undesignated		350,000,000

(b)  Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue 20,810,000,000 shares of capital stock, with a par value of $0.001 per share, for an aggregate par value of $20,810,000, which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes:

Series	Classes	Number of Shares

Prime Series		12,660,000,000

	Cash Reserve Prime Shares	9,000,000,000
	Cash Reserve Prime Institutional Shares	3,200,000,000
	Managed Shares	200,000,000

Treasury Series		3,550,000,000

	Cash Reserve Treasury Shares	2,300,000,000
	Cash Reserve Treasury Institutional Shares	1,250,000,000

Tax-Free Series		4,250,000,000

	Cash Reserve Tax-Free Shares	3,000,000,000
	Cash Reserve Tax-Free Institutional Shares	1,250,000,000
Undesignated		610,000,000

THIRD:  A description of the “Managed Shares” Class of the Corporation’s Prime Series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, is as follows:

Except as provided in the Charter of the Corporation, the “Managed Shares” Class of the Prime Series shall be identical in all respects with the shares of the other Classes of the Prime Series.

FOURTH:  Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

FIFTH:  The Board of Directors of the Corporation, acting at a meeting duly called and held on September 19, 2008, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, Cash Reserve Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 22nd day of September, 2008; and its Vice President acknowledges that these Articles Supplementary are the act of Cash Reserve Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	CASH RESERVE FUND, INC.

/s/Caroline Pearson                                                                                                                    /s/John Millette
Caroline Pearson, Assistant Secretary                                                                                     John Millette, Vice President

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